UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CNET NETWORKS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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The following is the text of a press release issued by CNET Networks, Inc. on April 1, 2008.

CNET NETWORKS COMMENTS ON JANA PARTNERS’ WHITE PAPER

SAN FRANCISCO—(BUSINESS WIRE)—April 01, 2008— CNET Networks, Inc. (Nasdaq:CNET), today commented on Jana Partners’ white paper, which was prepared in connection with its proposed proxy contest.

CNET Networks said that now that JANA has made public its proposed strategies, they will be carefully reviewed. To the extent there are any new strategies that would create stockholder value, they will be implemented. CNET Networks added that while it welcomes the views of its stockholders, after a preliminary review, the white paper contains numerous misstatements and is misleading in many respects. The Company will respond in due course.

CNET Networks’ new management team is committed to further improvement and remains focused on executing against the Company’s established business strategy to create further value and realize long-term opportunities for all stockholders. The CNET Networks management team is delivering against its plan in order to grow the Company. CNET Networks has become one of the largest interactive premium content publishers in the world and is one of the top 10 Internet companies globally.(1) In the fourth quarter of 2007, CNET Networks’ averaged 148 million unique users per month globally(2), generating nearly 83 million web page views per day.(3)

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET) is an interactive media Company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include BNET, CHOW, CNET, GameSpot, and TV.com. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

(1) ComScore Media Metrix Global, February 2008

(2) CNET Networks Internal Log Data, Fourth Quarter, 2007

(3) CNET Networks Internal Log Data, Fourth Quarter, 2007

Contact:

CNET Networks, Inc.

Sarah Cain, 415-344-2218 (Media)

sarah.cain@cnet.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / James Golden (Media / Investors)

212-355-4449 ext.